Liquid Capital

LIQUID CAPITAL EXCHANGE CORP.

FULL FACTORING AGREEMENT ("AGREEMENT")

DATE: March 23, 2015

TO: Viscount Communication & Control Systems Inc. dba Viscount Systems
c/o 1200 – 750 West Pender Street
Vancouver, BC V6C 2T8

We agree to purchase and you agree to sell certain of your accounts receivable ("the Receivables") under the following terms:

1. The Receivables shall be specifically identified on a Schedule of Purchased Receivables (see Sample A annexed), or in any other manner and by means of notification (including e-mail or other form of electronic transmission), agreeable to both of us.

2. When you issue your Schedule of Purchased Receivables, you will give us a specific assignment of the Receivables on a form (see Sample A annexed) to which you will attach a certified copy of the delivery slip, or other proof of delivery of the order(s) representing the Receivables, together with relevant invoices. You will also attach the relevant purchase orders, or service orders, as the case may be. Concurrently, you will certify, on the Schedule of Purchased Receivables, that each Receivable represents a valid and *bona fide* sale; that the goods and/or services represented by the Receivable have been completely delivered and/or completely rendered; and that, as at the date of the Schedule of Purchased Receivables, you have had no notice or knowledge of any dispute (as defined in Clause 3) relating to the Receivable or a previous or subsequent Receivable, which could cause your customer to refuse to pay the Receivable on its due date. You warrant that (a) you are a properly constituted corporation/partnership/sole proprietorship; (b) you are solvent; (c) you own the goods shipped to the buyer, or (as the case may be) are authorized or licensed (if a license is necessary) to provide the services, described in every invoice we purchase. This is an ongoing warranty applicable to all transactions between us under this Agreement.

At our request, you will arrange for your customers to be notified of our purchase of the Receivables on the above and/or will obtain an acceptance by your customer of our purchase of the Receivables.

Every purchase of Receivables includes all rights of an unpaid vendor, including all privileges, rights of stoppage in transit, rights of dissolution and any rights flowing from any personal guarantees.

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3. "Dispute" means any claims, complaint, offset, defense, counter–account or counter–claim whatever including without limitation, dispute as to price, terms, discount, quantity, quality, returns, intended returns or the rights to return, allowances, claims for credit, deliveries, warranties, nature of buyer/seller relationship, claims of release from liability, force majeure or any law or regulations; also the failure or refusal by your customer to pay the full amount of the Receivable for any reason whatsoever.

4. You assume the risk of credit loss on the Receivables at all times including, without limitation, the customer's failure to pay in full at maturity because of financial inability.

5. We will purchase each Receivable at the discount referred to in Schedule 1, Paragraph 1(a) attached hereto or such other discount as we agree upon in writing from the face value thereof. If any Receivable, or a portion thereof, remains unpaid after the number of days referred to in Schedule 1, paragraph 1(b)(i) attached hereto have elapsed from the date of purchase by us, we will be entitled to the further discount referred to in Schedule 1, paragraph 1(b)(ii) attached hereto on the unpaid balance for each Receivable for each day that the Receivable or any portion of the Receivable remains unpaid. There will be a minimum charge per invoice in the amount set out in Schedule 1, Paragraph 1(b)(iii) attached hereto, if applicable.

6. You have paid to us, upon signature of this agreement, the amount referred to in Schedule 1, Paragraph 2, representing our set–up fee.

7. We will withhold from the purchase price for each Receivable a reserve in an amount equal to the aggregate of: (a) the percentage referred to in Schedule 1, paragraph 3 attached hereto of the face value of each Receivable purchased; and (b) any deductions which may be taken by the customer in accordance with the invoice or purchase order. Upon the total collection of the net Receivable as indicated on the Schedule of Purchased Receivables, we will pay to you the amount of the reserve relating thereto, after deducting any further discounts to which we are entitled under this Agreement and any other amounts owing to us by you in connection with such Receivable or in connection with any other Receivable.

8. Each and every Receivable is, and will be clear of any liens, rights of third parties, or other charges.

9. Without prejudice to our rights as a purchaser of the Receivables, we will also hold all of your accounts receivable as security for the payment and fulfillment of all of your

indebtedness and obligations to us from time to time. For such purposes, you will give us a general assignment of your accounts receivable in our standard form.

10. All legal fees, due diligence and appraisal fees and disbursements incurred by us in connection with this Agreement and security documents hereunder shall be paid by you at the time of closing or, at our sole discretion, deducted from such amounts due you. You shall also pay all bank, wire and cable charges at Twenty–Five Dollars per transfer and we may deduct such amounts from amounts payable by us to you.

11. You agree that you will not, without our prior written consent, accept any change to any payment terms (as certified on the Notification Form) relating to any Receivable. In the event that any payment terms are changed without our prior written consent, we may, in our sole discretion, either require you to immediately repurchase the Receivable for a price equal to the outstanding amount thereof or may charge you a further discount of five percent (5%) for each period of thirty (30) days, or portion thereof, for which the payment terms were extended.

12. Should any Dispute occur, or should you breach any provision hereof or should any representation or warranty made herein or in any Schedule of Purchased Receivables or otherwise in respect of any Receivable be false or misleading, or should any customer fail to pay within ninety (90) days from the invoice date of each Receivable, you will immediately, at our request, repurchase the Receivable for a price equal to the outstanding amount thereof. You will notify us immediately if a customer returns or desires to return any merchandise representing the whole or any part of a Receivable, or if the customer in any way alleges any Dispute. You will promptly adjust any Dispute and will advise us of all adjustments. Upon demand, you will reimburse us all legal and collection fees relating to the Receivables and we may deduct such amounts from any amounts owing by us to you in connection with the purchase of any Receivable.

13. In the event that pursuant to this Agreement you are obliged at any time to repurchase any Receivable, you will forthwith pay to us the amount of the Receivable. We will be entitled to the further discount referred to in Schedule 1, paragraph 4 attached hereto on the unpaid balance for each unpaid Receivable for each day that the Receivable or any portion of the Receivable remains unpaid.

14. You irrevocably appoint us or any person designated by us your lawful attorney for all collection matters relating to the Receivables, and, without limiting the scope of this appointment, we have the right to endorse your name on all payment instruments, verifications of account, notices to customers, and similar documents, to send to any customer in your name or ours requests for verification or payment of accounts; to draw and/or confirm acceptance of

drafts; to sue for, recover and receive all monies due, owing and payable under each Receivable; and otherwise collect such accounts in whatever manner we see fit, including the right to make compromises and settlements with your customers, to attend and vote in your name or ours at all meetings of creditors, to file proofs of claim and generally to perform any acts necessary or expedient for the purpose of collecting the Receivable. You will remit to us forthwith, and in the same form as received, all payments and evidences of payment received from your customers representing payment of Receivables, and any other communications from your customers relating to any Receivables.

15. We may accept payments on account from customers, and deposit remittances as received, irrespective of any deductions or notations, the whole without affecting or reducing your liability to us in respect of any amounts not paid by the customer.

16. Any payments received by us from or on behalf of a customer with more than one outstanding Receivable may be applied by us against such Receivables owing by that customer, as we consider appropriate notwithstanding any allocation made by the customer.

17. You will provide us, within one hundred and twenty (120) days after the end of each fiscal year, your annual financial statements with accountant's comments, and you hereby authorize your accountant, from time to time, to furnish copies, certified by him, of all such statements together with any certificates or extracts of your books and records as we may reasonably request. Any of our representatives may, from time to time, examine and make copies or extracts of your books and records, which you agree to make available to us during business hours.

18. This Agreement is for the benefit of and will bind us, and our respective successors and assigns. We have made no representations to induce you to enter into this Agreement other than those, which may appear herein. No amendment or waiver of any provision of this Agreement will be effective unless it is in writing and signed by us.

19. This Agreement will continue indefinitely from the date hereof unless and until one of us receives from the other by registered mail a notice of termination of no less than thirty (30) days. Notices will be forwarded to each of us at our respective addresses referred to herein or at such other address as either of us advises the other in writing.

20. This agreement may be referred to as bearing formal date as hereinabove appears on the agreement, notwithstanding the actual date of its execution.

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FINANCING SUCCESS

21. You hereby agree that we may use your name and other information pertaining to our financial arrangements including, without limitation, the amount of the facility, for marketing and advertising purposes and you hereby agree not to invoke the confidentiality of the financing arrangements entered into between us, provided said information is being used for said purposes. We agree to keep confidential the terms of our financial arrangements and your financial information, except to the extent permitted in the previous sentence and as regard disclosures in the ordinary course of our business.

22. Time, wherever material, shall be of the essence. This Agreement shall be governed by the laws of British Columbia. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction, will not invalidate the remaining provisions, nor will it invalidate or render unenforceable such provision in any other jurisdiction.

23. Upon every reasonable request from us, you will sign such further documents and do such further acts as may be required in order to give effect to the purpose and intent of this Agreement.

24. The funding of the purchase of Accounts Receivable hereunder will be effected through the agency named on Schedule 1, Paragraph 5, to this Agreement.

LIQUID CAPITAL EXCHANGE CORP.

PER: ______________________

Accepted, Confirmed And Agreed this 24th day of March 2015

Viscount Communication & Control Systems Inc. dba Viscount Systems

c/o 1200 – 750 West Pender Street
Vancouver, BC V6C 2T8

PER: ______________________
Dennis Raefield
I have the authority to bind the Corporation.

Liquid Capital
FINANCING SUCCESS

LIQUID CAPITAL EXCHANGE CORP.
(FULL) FACTORING AGREEMENT

SCHEDULE 1

Viscount Communication & Control Systems Inc. dba Viscount Systems

1.	DISCOUNT RATES - PARAGRAPH 5		
	(a)	Initial Discount Rate	3.65% #1
	(b)	Further Discount Rate on Unpaid Balance	
		(i) Number of days elapsed from date of purchase of Receivable	35 days #1
		(ii) Further Discount Rate	1/10 of 1% #1
		(iii) Minimum Charge Per Invoice	10.00
2.	SET-UP FEE - PARAGRAPH 6		1,495.00
3.	RESERVE - PARAGRAPH 7(a)		20% #1
4.	FURTHER DISCOUNT RATE - PARAGRAPH 13		1/10 of 1% #1
5.	AGENCY NAME - PARAGRAPH 24		Liquid Capital Pacific Corp.

#1 fixed for one year

Liquid Capital
LEADING SUCCESS

SAMPLE A

LIQUID CAPITAL EXCHANGE CORP.

NOTIFICATION SHEET # NS ____________ - ____________

INV. DATE	DEBTOR'S (CUSTOMER'S) NAME		INVOICE #	AMOUNT
NOTES:			Invoice Total	0.00
			Reserve	
			Discount Fee	
	Adjustment - additional reserves taken			
	Adjustment - Reserves released			
	Adjustment - Credit insurance			
	Other Adjustment			
DEPOSIT DATE:	ACH / WIRE		Deposit Amount	

The above noted accounts ("RECEIVABLES") are subject to all the terms and conditions (including written amendments, if any) set forth in our Factoring Agreement. We hereby certify that each RECEIVABLE represents a valid and bona fide sale, that the goods, merchandise and/or services represented by the RECEIVABLE have been validly delivered and/or completely rendered and that as at the date hereof, we have no notice or knowledge written or otherwise, of any dispute (as defined in the Factoring Agreement) relating to each RECEIVABLE or a previous or subsequent RECEIVABLE with respect to any customer, which would give rise to refusal by such customer to pay the RECEIVABLE on its due date as indicated herein. We acknowledge and confirm that no oral agreement has been reached between us, which would vary, in respect of each such RECEIVABLE, any of the terms or conditions of our above mentioned Factoring Agreement.

DATE: ____________ CLIENT NAME: ______________________ SIGNATURE OF CLIENT: ____________

5734 YONGE STREET
SUITE 400
TORONTO, ONTARIO
M2M 4E7

ADDENDUM TO FACTORING AGREEMENT

This **ADDENDUM TO FACTORING AGREEMENT** ("Addendum") is dated as March 23, 2015, between **Viscount Communication & Control Systems Inc. dba Viscount Systems** ("Seller") and Liquid Capital Exchange Corp., a corporation organized under the laws of the province of Ontario ("Factor").

RECITALS

A. The Parties are parties to that certain FACTORING AGREEMENT (the Agreement") dated March 23, 2015 as the same may have been amended from time to time.

B. Factor has purchased, for itself and for the benefit of its subsidiaries, a credit insurance policy from the Insurer (defined below) for Accounts purchased pursuant to the Agreement (the "Credit Insurance Policy").

C. In consideration of payment by Seller of the Premium Reimbursement Amount (defined below), Factor has agreed to pay to Seller the Insurance Proceeds (defined below), if any, paid by Insurer under the Credit Insurance Policy as a result of the submission of a Claim (defined below).

D. The Parties wish that this Addendum be effective as of the Effective Date.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1. **DEFINITIONS.**

1.1 All capitalized terms used but not defined herein shall be as defined in the Agreement. The following terms used herein are defined as follows:

1.1.1 **"Agreement"** – See Recital A.

1.1.2 **"Claim"** – A claim submitted by Factor to the Insurer under the Credit Insurance Policy to recover 90% (or such other amount as the Insurer may allow by specific endorsement or otherwise) of a Credit Loss that is not in Dispute.

1.1.3 **"Credit Insurance Policy"** – See Recital B.

1.1.4 **"Credit Loss"** – The aggregate amount of Account(s) unpaid by an Account Debtor due to its Insolvency or its failure to pay amounts owing on the Account(s) for a period specified in the Credit Insurance Policy, where the unpaid amount exceeds $2,500.

1.1.5 **"Deductible Amount"** – CDN$0.

1.1.6 **"Effective Date"** - The date hereof.

1.1.7 **"Factor"** – See Preamble.

1.1.8 **"Insolvency"** – The insolvency of an Account Debtor as defined in the applicable Credit Insurance Policy.

1.1.9 **"Insurance Proceeds"** – The amount, if any, paid by Insurer to Factor under the Credit Insurance Policy as a result of a Claim.

1.1.10 **"Insurer"** –Any insurer, selected by Factor in its Permitted Discretion, from which Factor purchases a Credit Insurance Policy.

1.1.11 **"Parties"** – Borrower and Lender.

1.1.12 **"Permitted Discretion"** - A determination made in good faith and in the exercise of what Factor believes is reasonable business judgment.

1.1.13 **"Premium Reimbursement Amount"** – 0.50% of the face amount of the Accounts purchased under the Agreement.

1.1.14 **"Seller"** – See Preamble.

1.1.15 **"Termination Date"** – The earlier to occur of (i) the date on which the Agreement terminates or (ii) the date of the occurrence of an Event of Default under the Agreement.

2. **PAYMENT OF INSURANCE PROCEEDS.**

2.1 In consideration of the payment by Seller of the Premium Reimbursement Amount, Factor shall pay to Seller the Insurance Proceeds that it receives, if any, as a result of the submission of a Claim.

3. **PAYMENTS BY SELLER.**

3.1 Factor may deduct any portion of the Premium Reimbursement Amount from amounts otherwise due to Seller under the Agreement.

4. **SUBMISSION OF CLAIMS AND PAYMENT OF INSURANCE PROCEEDS.**

4.1 Upon becoming aware of the occurrence of a Credit Loss, whether by notice from Seller or otherwise, Factor may submit a Claim to Insurer under the Credit Insurance Policy.

4.2 Seller shall furnish to Factor all information and documentation which Factors deems necessary, in its Permitted Discretion, in order to file a Claim for the Credit Loss.

4.3 Factor shall pay to Seller Insurance Proceeds paid as a result of a Claim, if any, less the Deductible Amount and any other amounts owing by Seller to Factor under the Agreement.

5. **COVENANTS, REPRESENTATIONS, WARRANTIES, AND NOTICE REQUIREMENTS.**

5.1 Seller warrants and represents to Factor that it will take such actions, as requested by Factor from time to time in its Permitted Discretion, to ensure compliance with the requirements of the Credit Insurance Policy.

5.2 Factor warrants and represents to Seller that it will use its best efforts to maintain with financially sound and reputable Insurers a reasonable and economic Credit Insurance Policy.

5.3 If the Credit Insurance Policy is cancelled for any reason, Factor shall notify Seller within 15 days of such cancellation, provided, however, that in the event that Factor fails to so notify Seller, the Seller's damage claim shall be limited to the Premium Reimbursement Amount paid by Seller on account of sales made by Seller subsequent to the date of cancellation.

6. **CLAIMS AGAINST FACTOR**

6.1 Seller agrees that it will not assert against Factor any claim, setoff, defense, counterclaim or recoupment which Seller may have against Factor under this Addendum, including but not limited to, any claim, setoff, defense, counterclaim or recoupment arising from the Insurer's denial of a Claim or the cancellation of the Credit Insurance Policy.

7. **EFFECTIVE DATE.**

7.1 This Addendum shall be effective as of the Effective Date.

8. **MODIFICATION.**

8.1 Except as expressly modified hereby, the Agreement shall remain unchanged and in full force and effect.

9. **TERMINATION.**

9.1 This Addendum shall become effective upon the execution and delivery hereof by Seller to Factor and shall continue in full force and effect until the Termination Date.

9.2 Factor shall have no obligation to pay to Seller any Insurance Proceeds received subsequent to the Termination Date, with respect to Claims arising prior thereto.

10. **CONFLICTS.**

10.1 If a conflict exists between the provisions of the Agreement and the provisions of this Addendum, the provisions of this Addendum shall control.

11. **COUNTERPARTS.**

11.1 This Addendum may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective

as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

SELLER:

Viscount Communication & Control Systems Inc.
dba Viscount Systems

By: [signature]
Dennis Raefield, President

I have the authority to bind the corporation

FACTOR:

LIQUID CAPITAL EXCHANGE CORP., a
Ontario corporation

By: [signature]
Name/Title: ____________________

I have the authority to bind the corporation

Liquid Capital
FINANCING SUCCESS

AMENDMENT TO FULL FACTORING AGREEMENT

Liquid Capital Exchange Corp. and Viscount Communication & Control Systems Inc. dba Viscount Systems hereby agree to amend the full factoring Agreement dated March 23, 2015 as follows:

i) Paragraph 19 is replaced with the following:

This Agreement will continue through March 23, 2016, and will renew automatically each year thereafter unless and until one of us receives from the other by registered mail a notice of termination no less than thirty (30) days from the anniversary date (March 23 of each year). Notices will be forwarded to each of us at our respective addresses referred to herein or at such other address as either of us advises the other in writing.

LIQUID CAPITAL EXCHANGE CORP.

PER: ______________________

Accepted, confirmed and agreed this 24th day of March, 2015

Viscount Communication & Control Systems Inc.
dba Viscount Systems
1200 – 750 West Pender Street
Vancouver, BC V6C 2T8

PER: ______________________
Dennis Raefield
I have the authority to bind the Corporation.